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                                                                     EXHIBIT 23b

                                 April 26, 2000




ViewCast.com, Inc.
2665 Villa Creek Drive
Suite 200
Dallas, TX 75234

                         Re:     Registration Statement on Form S-3

Dear Sirs:

         We have acted as counsel for ViewCast.com, Inc., a Delaware corporation (the "Company"), in connection with the filing of a registration statement on Form S-3 under the Securities Act of 1933, as amended ("Registration Statement") with respect to shares of its common stock, par value $0.01 per share, of which 2,646,896 shares are authorized but unissued shares which have been reserved for issuance upon the exercise of warrants and upon conversion of Series B Convertible Preferred Stock (the "Original Issue Shares") issued by the Company and 126,008 shares have been issued as payment for dividends on the Series B Convertible Preferred Stock (the "Outstanding Shares").

         We have examined originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to matters of fact, we have examined and relied upon the warrants described above and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.

         Based on the foregoing, we are of the opinion that (i) the Original Issue Shares that are being registered pursuant to the Registration Statement have been duly authorized and, when issued and paid for in accordance with the terms of the warrants, the Original Issue Shares will be validly issued, fully paid and non-assessable and (ii) the Outstanding Shares that are being registered pursuant to the Registration Statement have been duly authorized and are validly issued, fully paid and non-assessable.

         In rendering the opinion set forth above, we have not passed upon and do not purport to pass upon the application of "doing business" or securities or "blue-sky" laws of any jurisdiction (except federal securities laws).


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ViewCast.com
April 26, 2000
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         This opinion is given solely for the benefit of the Company and purchasers of shares pursuant to exercise of the warrants, and no other person or entity is entitled to rely hereon without express written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our Firm's name therein.


                                                  Very truly yours,

                                             THACHER PROFFITT & WOOD



                                             By:   /s/ V. Gerard Comizio
                                                   -----------------------------
                                                   V. Gerard Comizio